Exhibit 3.56

ARTICLES OF ORGANIZATION

OF

MTH SC REALTY LLC

Pursuant to Arizona Revised Statutes § 29-632, the undersigned states as follows:

1. Name. The name of the limited liability company (the “Company”) formed by this instrument is “MTH SC Realty LLC”.

2. Office. The address of the Company’s known place of business in Arizona is 8800 E. Raintree Dr., Suite 300, Scottsdale, Arizona 85260.

3. Agent. The name and street address in Arizona of the initial statutory agent of the Company is Corporation Service Company, 2338 W. Royal Palm Road, Suite J, Phoenix, Arizona 85012.

4. Management. Management of the Company is vested in one or more managers.

5. Manager(s). The name and address of the Company’s managers at the time of its formation are as follows:

Meritage Homes of South Carolina, Inc.

8800 E. Raintree Dr., Suite 300

Scottsdale, Arizona 85260

Ronald A. Machler

6140 Central Church Rd.

Douglasville, Georgia 30135

6. Member(s). The name and address of each member who owns a twenty percent or greater interest in the capital or profits of the Company are as follows:

Meritage Homes of South Carolina, Inc.

8800 E. Raintree Dr., Suite 300

Scottsdale, Arizona 85260

7. Additional Matters. The Company is authorized to engage in any and all business authorized by law. The managers of the Company shall have the authority to execute and deliver documents and instruments on behalf of the Company, all of which shall be binding on the Company; provided, however, that any action undertaken by a manager other than Meritage Homes of Georgia, Inc. shall also require joinder by Meritage Homes of Georgia, Inc.

Dated: August 26, 2014	/s/ Mel Faraoni
Mel Faraoni, Organizer

STATEMENT OF AFFILIATION

To the Arizona Corporation Commission:

MTH SC Realty LLC, a to-be-formed Arizona limited liability company, and MTH Realty LLC are affiliated in that they have the same ultimate parent.

DATED: August 26, 2014	/s/ Mel Faraoni
Mel Faraoni, Organizer for
MTH SC Realty LLC and authorized signatory for Meritage Paseo Crossing, LLC, manager of MTH Realty LLC

ACCEPTANCE OF STATUTORY AGENT

Corporation Service Company, having been appointed to serve as statutory agent for MTH SC Realty LLC, hereby accepts said appointment and agrees to serve in that capacity until replaced by the limited liability company or until the effective date of any resignation submitted by the undersigned.

Corporation Service Company
2338 W. Royal Palm Road, Suite J
Phoenix, Arizona 85012

By:	/s/ Karen Rose
Printed Name:	Karen Rose
Title:	Assistant VP